Exhibit 4.2

EATON CAPITAL UNLIMITED COMPANY

and

each of the Guarantors as defined herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 9, 2025

to

Indenture dated as of May 9, 2025

€500,000,000 3.625% Notes due 2035

	TABLE OF CONTENTS

		Page

	ARTICLE I
	DEFINITIONS

SECTION 1.1	Generally	1
SECTION 1.2	Definition of Certain Terms	1

	ARTICLE II
	GENERAL TERMS OF THE NOTES

SECTION 2.1	Form	4
SECTION 2.2	Amount and Payment of Principal and Interest.	4
SECTION 2.3	Denominations	5
SECTION 2.4	Global Securities	5
SECTION 2.5	Payment, Transfer and Exchange	5
SECTION 2.6	Security Registrar and Paying Agent	5
SECTION 2.7	Ranking	6
SECTION 2.8	Trustee’s Right to Refuse Directions in Certain Circumstances	6
SECTION 2.9	Additional Amounts.	6
SECTION 2.10	New Safekeeping Structure	8
SECTION 2.11	Election of Common Safekeeper	8
SECTION 2.12	Authority to Authenticate and Effectuate	8

	ARTICLE III
	REDEMPTION

SECTION 3.1	Redemption	8
SECTION 3.2	Redemption Procedures	9
SECTION 3.3	Notice of Redemption	9
	ARTICLE IV
	CHANGE OF CONTROL
SECTION 4.1	Change of Control	10

	ARTICLE V
	MISCELLANEOUS PROVISIONS

SECTION 5.1	Ratification of Base Indenture	13
SECTION 5.2	Trustee Not Responsible for Recitals	13
SECTION 5.3	Table of Contents, Headings, etc.	13
SECTION 5.4	Counterpart Originals	13
SECTION 5.5	Governing Law	14

i

EXHIBIT A	Form of 2035 Note	A-1
EXHIBIT B	New Safekeeping Structure Duties	B-1

ii

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 9, 2025 (this “Supplemental Indenture”), among Eaton Capital Unlimited Company, an Irish public unlimited company, as issuer (the “Company”), Eaton Corporation plc, an Irish public limited company (the “Parent”), the Subsidiary Guarantors (as defined below), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of May 9, 2025 (the “Base Indenture” and as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its unsecured and unsubordinated debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more series unlimited as to principal amount;

WHEREAS, the Company has duly authorized and desires to cause to be established pursuant to the Base Indenture and this Supplemental Indenture a new series of Securities designated the 3.625% Notes due 2035 (the “Notes”), the form and terms of such Notes to be set forth in this Supplemental Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Parent, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1 Generally.  (a)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b)          The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

SECTION 1.2 Definition of Certain Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Additional Notes” has the meaning specified in Section 2.2(b).

“Business Day,” means any day other than a Saturday or Sunday (1) that is not on a day on which banking institutions in the City of New York or the Place of Payments are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

“Change of Control” means the occurrence of any of the following:  (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Parent and the assets of its subsidiaries, taken as a whole, to any person, other than the Parent or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of the Parent or other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Parent.  A transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.  The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Change of Control Payment” has the meaning specified in Section 4.1(a).

“Change of Control Payment Date” has the meaning specified in Section 4.1(b).

“Clearing Agency” means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository.

“Clearstream” means Clearstream Banking, S.A., Luxembourg, or its successors.

“Common Safekeeper” means the common safekeeper for Euroclear and Clearstream, which shall initially be Clearstream until a successor, if any, replaces it, and thereafter means the successor serving hereunder.

“Comparable Government Bond” means in relation to any Comparable Government Bond Rate calculation, the German government bond selected by the Issuer as having a maturity closest to the remaining term of the Notes that would be redeemed (assuming that the Notes matured on the Par Call Date), at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Notes, or if the Issuer in its discretion determines that such similar bond is not in issue, such other European government bond as the Issuer may, with the advice of three brokers of, and/or market makers in, European government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker.

“Euroclear” means Euroclear Bank SA/NV, or its successor as operator of the Euroclear System.

“Fitch” means Fitch Inc., and its successors.

“Guarantee” means, with respect to the Notes, the guarantee by any Guarantor of the Company’s obligations, subject to the terms and limitations of Article 17 of the Base Indenture and Exhibit A hereof.

“Guarantors” means, with respect to the Notes, the Parent and the Subsidiary Guarantors.

“Interest Payment Date” has the meaning specified in Section 2.2(c).

“Independent Investment Banker” means one of the Reference Bond Dealers, to be appointed by the Issuer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Parent.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Par Call Date” means February 9, 2035 (three months prior to maturity of the Notes).

“Paying Agency Agreement” has the meaning specified in Section 2.6.

“Prospectus Supplement” means the prospectus supplement, dated May 6, 2025, to the prospectus, dated August 1, 2024, relating to the offering by the Company of the Notes.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons beyond the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Parent (as certified by a resolution of the Parent’s Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Rating Event” means the rating on the applicable Notes is lowered by at least two Rating Agencies and such Notes are rated below an Investment Grade Rating on any day during the period (which period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Parent’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Reference Bond Dealer” means each of Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC and J.P. Morgan Securities plc and their respective successors or a Primary Bond Dealer selected by any of them, and their respective successors; provided however, that if any of the foregoing shall cease to be a broker or dealer of, and/or market maker in, German government bonds, which we refer to as a “Primary Bond Dealer,” the Issuer will substitute therefor another nationally recognized investment banking firm that is a Primary Bond Dealer.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Subsidiary Guarantors” means Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Controls (Luxembourg) S.à r.l., Eaton Corporation, Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V. and Wright Line LLC.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

ARTICLE II
GENERAL TERMS OF THE NOTES

SECTION 2.1 Form. The Notes, the Trustee’s certificates of authentication and the Guarantee shall be substantially in the form of Exhibit A to this Supplemental Indenture, which are hereby incorporated into this Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2 Amount and Payment of Principal and Interest. (a) In accordance with the Company Order delivered to the Trustee pursuant to Section 3.03 of the Base Indenture, the Trustee shall authenticate and deliver the Notes with the Guarantee affixed thereto for original issue on the date hereof in the aggregate principal amount of €500,000,000. The principal amount of each Note shall be payable on May 9, 2035.

(b)          Subject to the terms and conditions contained herein, the Company may, without the consent of the holders of the Notes, issue additional debt securities (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes of a particular series. Any such Additional Notes and the Notes of such series will constitute a single series under the Indenture.

(c)          Interest shall be paid annually in arrears on May 9, beginning on May 9, 2026 (each an “Interest Payment Date”), to each person in whose name the Notes are registered at the close of business on the Business Day immediately preceding the Interest Payment Date.

(d)         The Company will compute interest on the Notes on an Actual/Actual (ICMA) day count convention basis, as defined in the rulebook of the International Capital Market Association. If any Interest Payment Date or maturity or redemption date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. For the avoidance of doubt, the Trustee shall have no obligation to compute interest on the Notes or to verify the Company’s computation with respect thereto.

SECTION 2.3 Denominations. The Notes will be issuable only in fully registered form without coupons in denominations of €100,000 or an integral multiple of €1,000 in excess of €100,000.

SECTION 2.4 Global Securities. The Notes will be issuable in the form of one or more global Securities registered in the name of the Common Safekeeper or its nominee for the accounts of Euroclear or Clearstream and deposited on behalf of the purchasers of the Notes with the Common Safekeeper or its nominee.

SECTION 2.5 Payment, Transfer and Exchange.  (a)  The principal and interest on Notes represented by global Securities will be payable to the Common Safekeeper or its nominee, as the case may be, as the sole registered owner and the sole Holder of the global Securities represented thereby. The principal and interest on Notes represented by physical securities will be payable, either in person or by mail, at the office of the Paying Agent.

(b)          Transfers of global Securities will be limited to transfer in whole, but not in part, by the Common Safekeeper to a nominee of the Common Safekeeper or by a nominee of the Common Safekeeper to the Common Safekeeper or another nominee of the Common Safekeeper or, in each case, to another successor of the Common Safekeeper or a nominee of such successor. Interests of beneficial owners in the global Securities may be transferred or exchanged for physical securities in accordance with the Indenture and the rules and procedures of the relevant Clearing Agency. If Notes represented by physical securities are presented to the Security Registrar with a request from the Holder of such Securities to register a transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Security Registrar will register the transfer as requested in accordance with the Indenture.

SECTION 2.6 Security Registrar and Paying Agent. The Company initially appoints the Trustee as security registrar for the Notes (the “Security Registrar”). Pursuant to a paying agency agreement, dated the date hereof (the “Paying Agency Agreement”), the Company has appointed The Bank of New York Mellon, London Branch, as paying agent for the Notes (the “Paying Agent”). The Company may change the Paying Agent and Security Registrar without notice to Holders.

SECTION 2.7 Ranking. The Notes will be senior unsecured obligations of the Company. The payment of the principal of, premium, if any, and interest on the Notes will rank equally in right of payment with all other senior unsecured indebtedness of the Company that is not by its terms expressly subordinated to other indebtedness of the Company. The obligations of the Company under the Notes and the Indenture will be fully and unconditionally guaranteed by the Guarantors with such guarantees ranking equal in right of payment with all other existing and future unsecured and unsubordinated indebtedness of such Guarantor.

SECTION 2.8 Trustee’s Right to Refuse Directions in Certain Circumstances. With respect to directions given by the Holders of a majority in principal amount pursuant to the Indenture to the Trustee in its exercise of any trust or power, the Trustee will be entitled to refuse to follow any such direction that conflicts with law or the Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or may impose personal liability upon the Trustee, unless the Trustee is offered indemnity satisfactory to it.

SECTION 2.9 Additional Amounts. All payments of principal, premium (if any) and interest in respect of the Notes or the Guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges imposed, levied or collected by Ireland or any political subdivision thereof, or any governmental authority of any jurisdiction in which the Company or any Guarantor, as the case may be, is then incorporated or organized or otherwise resident or carrying on a trade or business for tax purposes or any other jurisdiction from or through which the Company or the relevant Guarantor makes any payment on the Notes (and any political subdivision thereof) (the “Relevant Jurisdiction”). If withholding or deduction is required by law, the Company or such Guarantor, as the case may be, must, subject to certain exceptions, pay to each holder of the Notes additional amounts in euros as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest on the Notes after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the Notes in the absence of such deduction or withholding.

Notwithstanding the foregoing, no such additional amounts shall be payable to any holder for, or on account of, any of the following:

a)
any taxes, duties, assessments or other governmental charges imposed, levied, collected, withheld or assessed solely because at any time there is or was a connection between the holder or beneficial holder of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant holder or beneficial owner, if such holder or beneficial owner is an estate, a nominee, a trust, a partnership, a limited liability company or a corporation) and the Relevant Jurisdiction, including such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor of power) (a) being or having been a citizen or resident or national or domiciliary thereof, (b) maintaining or having maintained an office, permanent establishment, or branch subject to taxation therein or (c) being or having been present or engaged in a trade or business therein (other than the mere receipt of a payment on or holding of, or the enforcement of rights or remedies under, the Notes or the Guarantee);

b)	any estate, inheritance, gift, sales, use, excise, transfer, personal property or similar tax, assessment or other governmental charge imposed with respect to a Note;

c)
any taxes, duties, assessments or other governmental charges imposed, levied, collected, withheld or assessed because the holder, beneficial owner, or any other person fails to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or any beneficial owner of a Note, if compliance is required by statute, rule, regulation or by the published official interpretation of applicable tax law by the taxing authorities of the Relevant Jurisdiction or by an applicable income tax treaty, which is in effect and to which the applicable jurisdiction is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company or the relevant Guarantor has given the holders or beneficial owners of the Notes at least 30 calendar days’ notice that such information and identification is required to be provided;

d)	any tax, duty, assessment or other governmental charge not payable by way of deduction or withholding from payments on or with respect to a Note;

e)
any payment on a Note to a holder that is a fiduciary, partnership, limited liability company or any person other than the sole beneficial owner of any such payment, to the extent that payment would be required by the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary, a partner or member of such partnership, an interest holder in such limited liability company or the beneficial owner who would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of a Note;

f)	any taxes imposed on overall net income or any branch profits tax;

g)	any taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

h)
in respect of a Note surrendered or presented for payment (if surrender or presentment is required) more than thirty (30) calendar days after the date on which such payment first becomes due except to the extent that payments under such Note would have been subject to withholding and the holder of such Note would have been entitled to such additional amounts on surrender of such Note for payment on the last day of such period of thirty (30) calendar days;

i)	in respect of any combination of (a) through (h) above;

j)
any withholding or deduction imposed on or in respect of any Note pursuant to Sections 1471 to 1474 of the United States Internal Revenue Code (the “Code”) (and any current and future regulations or official interpretations thereof) (“FATCA”), the laws of, or any intergovernmental agreement entered into by, any Relevant Jurisdiction implementing FATCA or any agreement between the Company or a Guarantor and any taxing or governmental authority entered into for FATCA purposes, notwithstanding anything to the contrary under this Section 2.9.

SECTION 2.10  New Safekeeping Structure. Pursuant to the Paying Agency Agreement, the Paying Agent undertakes to the Company that it will, in connection with the issue of the Notes, perform the duties which are stated to be performed by the Paying Agent in Exhibit B hereto. Each other agent appointed hereunder agrees that if any information that is required by the Paying Agent to perform the duties set out in Exhibit B becomes known to it, it will promptly provide such information to the Paying Agent.

SECTION 2.11 Election of Common Safekeeper. The Company hereby authorizes and instructs the Securities Registrar to elect Euroclear as Common Safekeeper. The Company acknowledges that any such election is subject to the right of Euroclear and Clearstream to jointly determine that the other shall act as Common Safekeeper and that no liability shall attach to the Securities Registrar in respect of any such election made by it.

SECTION 2.12 Authority to Authenticate and Effectuate. The Trustee is authorized by the Company to (i) authenticate or cause to be authenticated the global Security and the definitive Securities and (ii) transmit such global Securities electronically to the Common Safekeeper and to give effectuation instructions in respect of the global Security following authentication thereof by the signature of any of its officers or any other person duly authorized for such purpose by the Trustee.

ARTICLE III
REDEMPTION

SECTION 3.1 Redemption.  (a)  Except as provided in this Article III, the Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

(b)          The Notes are subject to redemption at the Company’s option, in whole or in part, at any time and from time to time. If the Notes are redeemed before the Par Call Date, the Notes shall be redeemed at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)              (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on an annual basis (assuming an Actual/Actual (ICMA) day count fraction) at the Comparable Government Bond Rate, plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)              100% of the principal amount of the Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

(c)          If, as a result of (1) any amendment to, or change in, the laws (or any rules or regulations thereunder) of the Relevant Jurisdiction after the later of (i) the date the Notes are issued and (ii) the date such Relevant Jurisdiction became a Relevant Jurisdiction (such later date, the “Relevant Time”) or (2) any amendment to or change in the official interpretation of applicable tax law by the Relevant Jurisdiction’s tax authorities or application of such laws, rules or regulations after the Relevant Time, in respect of the Notes, the Company or any Guarantor becomes obligated, or will become obligated, in each case, after taking all commercially reasonable measures to avoid this requirement provided that changing the jurisdiction of our or any Guarantor’s incorporation shall not be considered a commercially reasonable measure, to pay additional amounts, as described in “— Additional Amounts” above, then, at the Company’s option, all but not less than all, of the Notes may be redeemed at any time at a redemption price equal to 100 percent of the outstanding principal amount of such Notes, plus accrued and unpaid interest and any such additional amounts due thereupon up to, but not including, the redemption date; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 60 days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay these additional amounts if a payment on the Notes were then due and (2) at the time such notice of redemption is given such obligation to pay such additional amounts remains in effect. Prior to the delivery of any notice of redemption pursuant to this provision, the Company will deliver to the Trustee: (1) an Officer’s Certificate signed by one of the Company’s duly authorized representatives stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the above listed conditions precedent have occurred; and (2) an Opinion of Counsel of outside legal counsel of recognized standing qualified under the laws of the Relevant Jurisdiction to the effect that the Company or the relevant Guarantor, as applicable, has or will become obligated to pay such additional amounts as a result of such change or amendment.

The Trustee shall have no obligation with respect to the determination of the redemption price.

SECTION 3.2  Redemption Procedures. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by Euroclear and Clearstream in accordance with their procedures therefor, in the case of Notes represented by a global Security; provided that Notes shall not be redeemed in principal amounts of €100,000 or less. In the case of Notes represented by physical securities, a new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of Notes represented by a global Security, the outstanding principal amount of the global Security representing the Notes will be reduced by book-entry. Notes called for redemption become due on the redemption date. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

SECTION 3.3 Notice of Redemption.  (a)  The Company will deliver, not less than 10 but not more than 60 days prior to the redemption date, a notice of redemption to each Holder of Notes (with copy to the Trustee). At the Company’s written request delivered to the Trustee at least three Business Days prior to the date a notice of redemption is to be delivered (unless a shorter period shall be acceptable to the Trustee), the Trustee shall deliver such notice of redemption to the Holders of the Notes on behalf of the Company.

(b)          Notices of redemption shall be sent electronically or by first class mail (or otherwise in accordance with applicable Euroclear and Clearstream procedures).

(c)          Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable Euroclear and Clearstream procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

(d)          Any notice to the Holders of the Notes of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself.

ARTICLE IV
CHANGE OF CONTROL

SECTION 4.1 Change of Control.  (a)  If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes by notifying the Holders of the Notes to such effect, the Company shall be required to make a Change of Control Offer to each Holder of the Notes as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess of €100,000) of that Holder’s Notes.  In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes at an offer price in cash equal to the Change of Control Payment.

(b)          Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to Holders of the Notes, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “Change of Control Payment Date”).  The notice shall, if sent prior to the date of consummation of the Change of Control state that the Change of Control Offer is conditioned on the Change of Control Triggering Event with respect to the Notes occurring on or prior to the Change of Control Payment Date.  The notice shall state, among other things:

(i)          that a Change of Control Triggering Event has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Notes;

(ii)         the circumstances and relevant facts regarding such Change of Control;

(iii)        that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(iv)        the Change of Control Payment Date;

(v)         the Change of Control Payment;

(vi)        the name and address of the Paying Agent;

(vii)       that the Notes must be surrendered at least five Business Days prior to the Change of Control Payment Date to the Paying Agent at the office of the Paying Agent, together with the form entitled “Option of Holder to Elect Repayment” which form is annexed to the Notes;

(viii)      that the Change of Control Payment for any Note which has been properly tendered and not withdrawn will be made promptly following the Change of Control Payment Date;

(ix)        that any Note not tendered will continue to accrue interest; and

(x)         that, unless the Company defaults in making the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the provisions of this Supplemental Indenture, the Notes and/or the Guarantees; provided that such Change of Control Offer shall not include the delivery of such consents as a condition precedent.

(c)          In order to accept the Change of Control Offer the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, the Notes, together with the form entitled “Option to Elect Repayment”, which form is annexed to the Notes, duly completed, setting forth:

(i)          the name of the Holder of the Notes;

(ii)         the principal amount of the Notes;

(iii)       the principal amount of the Notes to be repurchased;

(iv)          the certificate number or description of the tenor and terms of the Notes;

(v)          a statement that the Holder is accepting the Change of Control Offer; and

(vi)          a guarantee that the Notes together with the form entitled “Option to Elect Repayment Form” duly completed will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable.  The Change of Control Offer may be accepted for less than the entire principal amount of the Notes but in that event the principal amount of the Notes remaining outstanding after repurchase must be equal to €100,000 or an integral multiple of €1,000 in excess thereof.  The Notes which are repurchased only in part (pursuant to the provisions of this Section 4.1) shall be so stated in the applicable “Option to Elect Repayment Form,” and, with respect to Notes represented by physical securities, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Notes without service charge, a new Note or Notes of the same series and tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Notes.

(d)          On each Change of Control Payment Date, the Company shall, to the extent lawful:

(i)         accept for payment all Notes or portions of such Notes properly tendered pursuant to the applicable Change of Control Offer;

(ii)      deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of such Notes properly tendered; and

(iii)       deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions of the Notes being repurchased and that all conditions precedent provided for in this Supplemental Indenture to the Change of Control Offer and to the repurchase by the Company of the Notes pursuant to the Change of Control Offer have been met.

(e)          The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.1 and the third party repurchases all Notes properly tendered and not withdrawn under its offer.  In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Supplemental Indenture with respect to the Notes, other than a default in the payment of the Change of Control Payment upon a related Change of Control Triggering Event.

(f)          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a related Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of any such conflict.

ARTICLE V
MISCELLANEOUS PROVISIONS

SECTION 5.1 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  In addition to the modifications permitted by clauses (a) through (k) of Section 9.01 of the Base Indenture, the Company, without the consent of any Holders, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to conform the provisions of this Supplemental Indenture to the “Description of Notes” section of the Prospectus Supplement.

SECTION 5.2 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, of the Notes or of the Guarantees. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 5.3 Table of Contents, Headings, etc. The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 5.4 Counterpart Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of such an executed counterpart by facsimile transmission or electronic (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall constitute effective execution and delivery of this Supplemental Indenture and may be used in lieu of the original signature for all purposes.  The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 5.5 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

EATON CAPITAL UNLIMITED COMPANY

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Director

COOPER B-LINE, INC.
COOPER BUSSMANN, LLC
COOPER CROUSE-HINDS, LLC
COOPER POWER SYSTEMS, LLC
COOPER WIRING DEVICES, INC.
EATON AEROQUIP LLC
EATON AEROSPACE LLC
EATON ELECTRIC HOLDINGS LLC
EATON FILTRATION LLC
EATON LEASING CORPORATION
WRIGHT LINE LLC

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Vice President and Secretary

[Signature Page to the First Supplemental Indenture]

EATON CORPORATION

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park
Title: Senior Vice President - Treasury

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Assistant Secretary

EATON CORPORATION PLC

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Secretary

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park
Title: Authorized Signatory

COOPER INDUSTRIES UNLIMITED COMPANY
EATON DOMHANDA UNLIMITED COMPANY

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Director

[Signature Page to the First Supplemental Indenture]

TURLOCK B.V.

By:	/s/ Albert Coenraad van Beek
Name: Albert Coenraad van Beek
Title: Managing Director

By:	/s/ Robert Zweerus
Name: Robert Zweerus
Title: Managing Director

EATON CONTROLS (LUXEMBOURG) S.À R.L.

a société à responsabilité limitée, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B9145

EATON TECHNOLOGIES (LUXEMBOURG) S.À R.L.

a société à responsabilité limitée, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B172818

By:	/s/ Sabine Knobloch
Name: Sabine Knobloch
Title: Manager

[Signature Page to the First Supplemental Indenture]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to the First Supplemental Indenture]

Exhibit A

[FORM OF 2035 NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) OR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON SAFEKEEPER (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER (AND ANY PAYMENT IS MADE TO THE COMMON SAFEKEEPER OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,THE COMMON SAFEKEEPER, HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE COMMON SAFEKEEPER. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO A NOMINEE OF THE COMMON SAFEKEEPER OR BY A NOMINEE OF THE COMMON SAFEKEEPER TO THE COMMON SAFEKEEPER OR ANOTHER NOMINEE OF THE COMMON SAFEKEEPER OR, IN EACH CASE, TO ANOTHER SUCCESSOR OF THE COMMON SAFEKEEPER OR A NOMINEE OF SUCH SUCCESSOR AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

EATON CAPITAL UNLIMITED COMPANY

3.625% Notes due 2035

No. [__]

ISIN: XS3071203056

€[__]

Eaton Capital Unlimited Company, an Irish public unlimited company (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [______] (as nominee of the Common Safekeeper), or registered assigns, the principal sum of [__________] (€[____]) on May 9, 2035, and to pay interest thereon from May 9, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on May 9 of each year, commencing May 9, 2026, at the rate of 3.625% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Business Day immediately preceding the Interest Payment Date (any such date a “Regular Record Date”). Any such interest not so duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in euros.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. In addition, this Security shall not be valid for any purpose until it has been effectuated for or on behalf of the entity appointed as Common Safekeeper by Euroclear or Clearstream.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: [____]

EATON CAPITAL UNLIMITED COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.,
as Trustee

Dated: [_____]	By
Authorized Signatory

EFFECTUATED for and on behalf of
Euroclear Bank, SA/NV as common safekeeper
without recourse, warranty or liability

By:
(duly authorized)

Reverse of Security

EATON CAPITAL UNLIMITED COMPANY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 9, 2025 (herein called the “Base Indenture”), among the Company; Eaton Corporation plc, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Controls (Luxembourg) S.à r.l., Eaton Corporation, Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V. and Wright Line LLC (together, the “Guarantors”); and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of May 9, 2025 (herein called the “First Supplemental Indenture” and the Base Indenture, as so supplemented by the First Supplemental Indenture, herein called the “Indenture”), among the Company, the Guarantors and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities of this series are subject to redemption upon not less than 10, but not more than 60, days’ notice, at any time, as a whole or in part, at the election of the Company. If this Security is redeemed by the Company before the Par Call Date, it will be redeemed in accordance with the terms of the Indenture, at the greater of the following amounts:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on an annual basis (assuming an Actual/Actual (ICMA) day count fraction) at the Comparable Government Bond Rate, plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

The Trustee shall have no obligation with respect to the determination of the redemption price.

If this Security is redeemed by the Company on or after the Par Call Date, this Security will be redeemed by the Company at an amount equal to 100% of the principal amount of the Securities to be so redeemed, plus accrued and unpaid interest on such Securities to, but excluding, the redemption date.

Upon the occurrence of a Change of Control Triggering Event, unless all Securities have been called for redemption pursuant to the provision described above, each Holder of Securities of this series shall have the right to require the Company to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Securities at an offer price in cash equal to the Change of Control Payment.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities shall have the benefit of the Guarantee of the Guarantors on the terms set forth therein.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. The term “Holder” shall include the persons for the time being shown in the records of Euroclear and/or Clearstream, as the holders of a particular principal amount of the applicable series of Notes (in which regard a certificate or other document issued by Euroclear or Clearstream as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against the Issuer solely in the registered holder of the Global Note in accordance with and subject to its terms. The term “Notes” shall mean units of €1,000 principal amount of such Notes.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 30% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 or an integral multiple of €1,000 in excess of €100,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

This Security may be exchanged in whole but not in part (free of charge) for definitive registered Securities (“Definitive Notes”) of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof only upon (i) the occurrence of an Exchange Event or (ii) an event of default with respect to the Securities will have occurred and be continuing. An “Exchange Event” shall occur if Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Company within 90 days. The Company will promptly give notice to Holders in accordance with the Indenture upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream or any person acting on their behalf, acting on the instructions of any holder of an interest in this Security, may give written notice to the Security Registrar requesting exchange. Any exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Security Registrar. Exchanges will be made upon presentation of this Security at the office of the Security Registrar at 2-4 r. Eugène Ruppert, 2453 Luxemburg, Luxembourg by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg. The aggregate principal amount of Definitive Notes issued upon an exchange of this Security will be equal to the aggregate principal amount of this Security. On an exchange in whole of this Security, this Security shall be surrendered to the Security Registrar for cancellation. On any exchange or transfer following which either (i) Notes represented by this Security are no longer to be so represented or (ii) details of the transfer of Notes not so represented shall be entered by the Security Registrar in the Security Register, the principal amount of this Security shall be increased or reduced (as the case may be) by the principal amount so transferred. Until the exchange of the whole of this Security, the registered holder of this Security shall in all respects (except as otherwise provided in this Security) be entitled to the same benefits as if such person were the registered holder of the Definitive Notes represented by this Security.

All notices to the Holders will be valid if mailed to them at their respective address in the register of holders maintained in relation to the Notes or given in accordance with the procedures of Euroclear and Clearstream.

Ownership of interests in this Security (the “Book-Entry Interests”) are limited to persons that have accounts (participants) with a Clearing Agency or persons that hold interests through such participants. The Clearing Agency hold interests in this Security on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances set forth above, Book-Entry Interests will not be held in definitive certificated form.

In the event this Security (or any portion hereof) is redeemed, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book-Entry Interests in this Security from the amount received by it in respect of the redemption of this Security. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by Euroclear and Clearstream, as applicable, in connection with the redemption of this Security (or any portion hereof).

If fewer than all of the Notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis (with adjustments to prevent fractions), by either a pool factor or a reduction in principal amount, at their discretion, or on such other basis as they deem fair and appropriate under the existing practices of Euroclear and Clearstream; provided, however, that no Book-Entry Interest of €100,000 principal amount or less may be redeemed in part.

So long as the Notes are held in global form by the Common Safekeeper, participants must rely on the procedures of Euroclear and/or Clearstream and indirect participants must rely on the procedures of Euroclear, Clearstream and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the Notes and/or the Indenture.

None of the Company, the Guarantors, the Security Registrar, the Trustee or the Paying Agent has any responsibility, nor are they liable, for any aspect of the records relating to the Book-Entry Interests.

In the event this Security (or any portion hereof) is redeemed, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book-Entry Interests in this Security from the amount received by it in respect of the redemption of this Security. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by Euroclear and Clearstream, as applicable, in connection with the redemption of this Security (or any portion hereof). If fewer than all of the Notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis (with adjustments to prevent fractions), by either a pool factor or a reduction in principal amount, at their discretion, or on such other basis as they deem fair and appropriate under the existing practices of Euroclear and Clearstream; provided, however, that no Book-Entry Interest of €100,000 principal amount or less may be redeemed in part.

This certifies that the person whose name is entered in the Security Register is registered as the Holder of the aggregate nominal amount of €500,000,000 of the Notes, being all the Notes represented by this Security.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

GUARANTEE

For value received, Eaton Corporation plc, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Controls (Luxembourg) S.à r.l., Eaton Corporation, Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., and Wright Line LLC, (together, the “Guarantors”) hereby fully and unconditionally guarantee the cash payments in euros of principal of and interest on the Security on which this Guarantee is endorsed in the amounts and at the time when due and interest on the overdue principal and interest, if any, on this Security, if lawful, and the payment of all other obligations of Eaton Capital Unlimited Company (the “Company”) under the Indenture or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 17 of the Base Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 17 of the Base Indenture and its terms shall be evidenced therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of May 9, 2025 (herein called the “Base Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented (as so amended or supplemented, the “Indenture”).

The obligations of the undersigned to the Holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 17 of the Base Indenture and reference is hereby made to the Indenture for the precise terms and limitations of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of the Security to which this Guarantee is endorsed, by accepting such Security, agrees to and shall be bound by such provisions. The Guarantors will be deemed released from all of its obligations under the Indenture and this Guarantee, and this Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Securities, upon the terms and conditions as provided in Sections 17.12 of the Indenture.

This Guarantee shall be an unsecured and unsubordinated obligation of the Guarantors and rank equally with other unsecured and unsubordinated indebtedness of the Guarantors that is currently outstanding or that it may issue in the future.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual or electronic signature.

THIS GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF this instrument has been duly executed in the name of the Guarantors.

COOPER B-LINE, INC.
COOPER BUSSMANN, LLC
COOPER CROUSE-HINDS, LLC
COOPER POWER SYSTEMS, LLC
COOPER WIRING DEVICES, INC.
EATON AEROQUIP LLC
EATON AEROSPACE LLC
EATON ELECTRIC HOLDINGS LLC
EATON FILTRATION LLC
EATON LEASING CORPORATION
WRIGHT LINE LLC

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Vice President and Secretary

EATON CORPORATION

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park
Title: Senior Vice President – Treasury

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Assistant Secretary

EATON CORPORATION PLC

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Secretary

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park
Title: Authorized Signatory

COOPER INDUSTRIES UNLIMITED COMPANY
EATON DOMHANDA UNLIMITED COMPANY

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Director

TURLOCK B.V.

By:	/s/ Albert Coenraad van Beek
Name: Albert Coenraad van Beek
Title: Managing Director

By:	/s/ Robert Zweerus
Name: Robert Zweerus
Title: Managing Director

EATON CONTROLS (LUXEMBOURG) S.À R.L.
EATON TECHNOLOGIES (LUXEMBOURG) S.À R.L.

By:	/s/ Sabine Knobloch
Name: Sabine Knobloch
Title: Manager

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to the Company’s offer upon a Change of Control Triggering Event in accordance with the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to the Indenture, state the amount in principal amount (must be denominations of €100,000 or an integral multiple of €1,000 in excess of €100,000):  €________.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

Exhibit B

New Safekeeping Structure Duties

For so long as the Notes are, or are to be, represented by global Securities, the Company and the Security Registrar will comply with the following provisions:

1.
Initial issue outstanding amount: The Security Registrar will inform each of the Clearing Agencies, through the common service provider appointed by the Clearing Agencies to service the Notes (the “Common Service Provider”), of the initial issue outstanding amount (the “IOA”) for the Notes on or prior to the relevant issue date.

2.
Mark up or mark down: If any event occurs that requires a mark up or mark down of the records which a Clearing Agency holds for its customers to reflect such customers’ interest in the Notes, the Security Registrar will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the Clearing Agencies (through the Common Service Provider) to ensure that the IOA of the Notes, as reflected in the records of Euroclear and Clearstream remains at all times accurate.

3.
Reconciliation of records: The Security Registrar will at least once every month reconcile its record of the IOA of the Notes with information received from the Clearing Agencies (through the Common Service Provider) with respect to the IOA maintained by the Clearing Agencies for the Notes and will promptly inform the Clearing Agencies (through the Common Service Provider) of any discrepancies.

4.
Resolution of discrepancies: The Security Registrar will promptly assist the Clearing Agencies (through the Common Service Provider) in resolving any discrepancy identified in the records reflecting the IOA of the Notes.

5.
Details of payments: The Security Registrar will promptly provide the Clearing Agencies (through the Common Service Provider) details of all amounts paid by the Paying Agent under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.
Notices to Holders: The Trustee will (to the extent known to it) promptly provide to the Clearing Agencies (through the Common Service Provider) copies of all information that is given to the holders of the Notes.

7.
Communications from Clearing Agencies: The Security Registrar will promptly pass on to the Company all communications it receives from the Clearing Agencies directly or through the Common Service Provider relating to the Notes.

8.
Default: The Trustee will (to the extent known to it, as determined in accordance with the Indenture) promptly notify the Clearing Agencies (through the Common Service Provider) of any failure by the Company to make any payment or delivery due under the Notes when due.

B-1